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                                                                     EXHIBIT 23

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated November 29, 1995 covering the financial statements of H&O Foods, Inc. as of October 31, 1995 and December 31, 1994, included in this Form 8-K. It should be noted that we have not audited any financial statements of H&O Foods, Inc. subsequent to October 31, 1995, or performed any audit procedures subsequent to the date of our report.

                                   ARTHUR ANDERSEN LLP

Las Vegas, Nevada,
January 11, 1996